EXHIBIT 10.12 (a)
-----------------








                   AMLI RESIDENTIAL PROPERTIES 2002
                    TRUSTEE SHARE COMPENSATION PLAN



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                           TABLE OF CONTENTS



SECTION 1    GENERAL. . . . . . . . . . . . . . . . . . . . . .     1

                 1.1.  Purpose. . . . . . . . . . . . . . . . .     1

                 1.2.  Operation and Administration . . . . . .     1


SECTION 2    RETAINER AWARDS. . . . . . . . . . . . . . . . . .     1

                 2.1.  General. . . . . . . . . . . . . . . . .     1

                 2.2.  Fractional Shares. . . . . . . . . . . .     2


SECTION 3    OPERATION AND ADMINISTRATION . . . . . . . . . . .     2

                 3.1.  Effective Date . . . . . . . . . . . . .     2

                 3.2.  Shares Subject to Plan . . . . . . . . .     2

                 3.3.  Fractional Shares. . . . . . . . . . . .     2

                 3.4.  Adjustments to Shares. . . . . . . . . .     2

                 3.5.  Limit on Distribution. . . . . . . . . .     3

                 3.6.  Distributions to Disabled Persons. . . .     3

                 3.7.  Administration . . . . . . . . . . . . .     4

                 3.8.  Form and Time of Elections . . . . . . .     4

                 3.9.  Agreement With REIT. . . . . . . . . . .     4

                 3.10. Evidence . . . . . . . . . . . . . . . .     4

                 3.11. Action by REIT . . . . . . . . . . . . .     4

                 3.12. Gender and Number. . . . . . . . . . . .     4


SECTION 4    COMMITTEE. . . . . . . . . . . . . . . . . . . . .     4

                 4.1.  Selection of Committee . . . . . . . . .     4

                 4.2.  Powers of Committee. . . . . . . . . . .     4

                 4.3.  Information to be Furnished
                       to Committee . . . . . . . . . . . . . .     4

                 4.4.  Liability and Indemnification of
                       Committee. . . . . . . . . . . . . . . .     4


SECTION 5    AMENDMENT AND TERMINATION. . . . . . . . . . . . .     5


SECTION 6    DEFINED TERMS. . . . . . . . . . . . . . . . . . .     5








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                      AMLI RESIDENTIAL PROPERTIES
                 2002 TRUSTEE SHARE COMPENSATION PLAN
                 ------------------------------------


                               SECTION 1
                               ---------

                                GENERAL
                                -------


     1.1. PURPOSE. The Amli Residential Properties 2002 Trustee Share Compensation Plan (the "Plan") has been established by Amli Residential Properties Trust (the "REIT") to promote the interests of the REIT and its shareholders by enhancing the REIT's ability to attract and retain the services of experienced and knowledgeable Trustees and by encouraging such Trustees to acquire an increased proprietary interest in the REIT.

     1.2. OPERATION AND ADMINISTRATION. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.



                               SECTION 2
                               ---------

                            RETAINER AWARDS
                            ---------------

     2.1.  GENERAL.

     (a) For each Plan Year, each Trustee who is an Eligible Trustee on the first day of that Plan Year shall be granted an "Eligible Trustee Retainer Award" for the year, which shall be in the form of Common Shares having a Fair Market Value in an amount (not in excess of $24,000) to be determined by the Board of Trustees with respect to the individual Eligible Trustee for that Plan Year, subject to the limitations of subsection 3.2.

     (b) Except as otherwise provided in this subsection 2.1, the Eligible Trustee Retainer Award for any Plan Year shall be made as of the first business day of that Plan Year (the "Award Date" for that Eligible Trustee Retainer Award) or, in the sole discretion of the Board of Trustees, quarterly in equal installments commencing as of the first business day of that Plan Year and every three months thereafter (with each such date being an "Award Date"), and the Fair Market Value of the Common Shares so awarded shall be determined as of that date.

     (c) If a Trustee becomes an Eligible Trustee during a Plan Year, on a date other than the first day of the Plan Year, he shall be granted an Eligible Trustee Retainer Award for the year, which shall be in the form of Common Shares having a Fair Market Value equal to an amount (not in excess of $24,000) to be determined by the Board of Trustees with respect to the individual, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Trustee. An Eligible Trustee's Retainer Award under this paragraph (e) shall be made on the first business day on which he is an Eligible Trustee (the "Award Date" for that Eligible Trustee Retainer Award), and the Fair Market Value of the Common Shares so awarded shall be determined as of that date.




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     (d)   The Common Shares awarded under this subsection 2.1 shall be immediately vested and nonforfeitable on the date awarded to the Participant in accordance with this subsection 2.1. Notwithstanding the foregoing, the Common Shares awarded to an Eligible Trustee who has not previously performed services for the REIT shall become vested and nonforfeitable on the 90-day anniversary of the Award Date, provided that the individual to whom the Common Shares were awarded continues to be an Eligible Trustee on such date.

     2.2. FRACTIONAL SHARES. If the Eligible Trustee Retainer Award that would otherwise be made to a Participant as of any Award Date under paragraph 2.1 is not a whole number, then the number of shares otherwise awardable shall be reduced to the next lowest whole number and, instead, the Fair Market Value (determined as of the Award Date) of the shares subject to the reduction shall be paid to the Participant in cash as soon as practicable after the Award Date.


                               SECTION 3
                               ---------

                     OPERATION AND ADMINISTRATION
                     ----------------------------

     3.1. EFFECTIVE DATE. Subject to the approval of the shareholders of the REIT at the REIT's 2002 annual meeting of its shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the REIT. The Plan shall be unlimited in duration.

     3.2. SHARES SUBJECT TO PLAN. The Common Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued shares, or shares currently held or subsequently acquired by the REIT, including shares purchased in the open market, in private transactions or otherwise. Subject to the provisions of subsection 3.4, the number of Common Shares which may be issued with respect to Awards under the Plan shall not exceed 30,000 shares in the aggregate. Except as otherwise provided herein, any Common Shares subject to an Award which for any reason expires or is terminated without issuance of Common Shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available for issuance under the Plan.

     3.3. FRACTIONAL SHARES. No fractional Common Shares shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable.

     3.4.  ADJUSTMENTS TO SHARES.

     (a) In the event of any change in the outstanding Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the REIT is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased






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           and the price for each share then covered by an outstanding
           Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

     (b) In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this subsection 3.4 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

     (c) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Trustees or the shareholders of the REIT to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the REIT, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the REIT or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     3.5. LIMIT ON DISTRIBUTION. Distribution of Common Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the REIT shall have no liability to issue any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) The Committee shall add such conditions and limitations to any Award to any Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as is necessary to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Shares, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

     3.6. DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding any other provision of the Plan, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.





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     3.7.  ADMINISTRATION.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Section 5.

     3.8. FORM AND TIME OF ELECTIONS. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the REIT.

     3.9.  AGREEMENT WITH REIT.  Each Award of Common Shares granted under
Section 2 shall be evidenced by a written document in such form as is determined by the Committee.

     3.10. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.11. ACTION BY REIT. Any action required or permitted to be taken by the REIT shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, by a duly authorized officer of the Board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the REIT.

     3.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


                               SECTION 4
                               ---------

                               COMMITTEE
                               ---------

     4.1. SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board.

     4.2. POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee will have the authority to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     4.3. INFORMATION TO BE FURNISHED TO COMMITTEE. The REIT shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the REIT as to the period of a Trustee's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.4. LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the REIT be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Trustee or employee of the REIT. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the REIT, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized



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delegates by reason of the performance of a Committee function if the
Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.


                               SECTION 5

                       AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.4 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the provisions of this Section 5, in no event shall the provisions of the Plan relating to Awards under the Plan be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under SEC Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.


                               SECTION 6
                               ---------

                             DEFINED TERMS
                             -------------

     For purposes of the Plan, the terms listed below shall be defined as follows:

     (a) AWARD. The term "Award" shall mean the Eligible Trustee Retainer Award granted to any person under the Plan.

     (b) BOARD. The term "Board" shall mean the Board of Trustees of the REIT.

     (c) COMMON SHARES. The term "Common Shares" shall mean common shares of beneficial interest, $0.01 per value per share, of the REIT.

     (d) EFFECTIVE DATE. The "Effective Date" means the date on which Trustees begin their yearly term of office on the Board following their election at the REIT's 2002 annual shareholders meeting.

     (e) EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

     (f) FAIR MARKET VALUE. The "Fair Market Value" of a share of Common Shares shall be determined as follows: If the shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value of a share is the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the shares are listed or admitted to trading.








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           If the shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a share shall be the average of the closing high bid and low asked quotations on such system for the shares on the date in question. In all other cases, Fair Market Value for purposes of the Plan shall be determined by the Committee in its sole discretion using appropriate criteria.

     (g) ELIGIBLE TRUSTEE. The term "Eligible Trustee" means a member of the Board of Trustees of the REIT who is not an employee of the REIT.

     (h) PARTICIPANT. A "Participant" is any person who has received an Award under the Plan.

     (i) PLAN YEAR. The term "Plan Year" means the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Trustees at the REIT's annual shareholders meeting and (ii) ending on the day immediately prior to the first day of the following Plan Year. The first Plan Year shall begin on the Effective Date.

     (j)   SEC.  "SEC" shall mean the Securities and Exchange Commission.

     (k)   TRUSTEE.  The term "Trustee" means a member of the Board.































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